EXHIBIT 32.1

CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350
(Adopted Pursuant to Section 906 of Sarbanes-Oxley Act of 2002)

Pursuant to section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Owen Kratz, as Chief Executive Officer, and Anthony Tripodo, as Chief Financial Officer, each hereby certifies that the annual report of Helix Energy Solutions Group, Inc. (“Helix”) on Form 10-K for the period ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”):

(1)           The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Helix.

Date:  February 26, 2010

/s/  OWEN KRATZ
Owen Kratz
President and Chief Executive Officer
Date:  February 26, 2010

/s/  Anthony Tripodo
Anthony Tripodo
Executive Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Helix and will be retained by Helix and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.